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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): MAY 11, 2001
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                           COMMUNITY BANK SYSTEM, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)

      DELAWARE                       0-11716                  16-1213679
      --------                       -------                  ----------
 (State or Other                   (Commission               (IRS Employer
 Jurisdiction of                   File Number)          Identification Number)
  Incorporation)

                             5790 Widewaters Parkway
                             DEWITT, NEW YORK 13214
                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code: 800-724-2262



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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS.

             Effective as of 5:00 p.m. on May 11, 2001, Community Bank System, Inc. (the "Company") consummated its merger (the "Merger") with First Liberty Bank Corp., a Pennsylvania corporation ("First Liberty"), with the Company being the surviving corporation. Concurrently with the Merger, Community Bank, N.A., a wholly-owned banking subsidiary of the Company ("Community Bank"), consummated its merger (the "Bank Merger") with First Liberty Bank & Trust, a Pennsylvania-chartered banking institution with trust powers and a wholly-owned banking subsidiary of First Liberty, with Community Bank being the continuing bank.

             In the Merger, each share of common stock of First Liberty issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive 0.56 of a share of the Company's common stock and cash in lieu of fractional shares, if any. In the aggregate, the Company issued approximately 3,566,438 shares of its common stock to the former shareholders of First Liberty, all of which shares were issued from the authorized but unissued shares of the Company's common stock. In addition, all of the outstanding options to purchase First Liberty's common stock were assumed by the Company, such that upon exercise of such assumed options, the holder thereof would receive shares of the Company's common stock. The amount of consideration issued in the Merger was determined through arms' length negotiations.

             As a result of the Merger, the Company acquired 13 banking offices and 16 ATMs formerly operated by First Liberty in Lackawanna and Luzerne Counties in Northeastern Pennsylvania. The Merger is intended to constitute a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and to qualify for accounting treatment as a pooling of interests.

             Pursuant to the terms of the Agreement and Plan of Merger, dated November 29, 2000, by and between the Company and First Liberty (as amended, the "Merger Agreement"), Peter A. Sabia was appointed to the Boards of Directors of the Company and Community Bank following the Merger and Bank Merger, respectively. The additional two positions on the Board of Directors of the Company and Community Bank reserved for First Liberty representatives will be filled following regulatory qualification and appointment.

             Furthermore, in accordance with the Merger Agreement, Steven R. Tokach, formerly an Executive Vice President of First Liberty, was appointed President and Chief Executive Officer of the division of Community Bank operating in the market areas previously served by First Liberty (the "Pennsylvania Division"). Joseph R. Solfanelli, formerly an Executive Vice President of First Liberty, was appointed Executive Vice President and Chief Legal Officer of the Pennsylvania Division.


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ITEM 7.      FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


             (a) and (b). The financial information required by paragraphs (a) and (b) of this Item 7 shall be filed within 60 days of the date of filing of this Current Report on Form 8-K.

             (c)  The following is an exhibit to this Report:

                  EXHIBIT NO.               DESCRIPTION
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                  Exhibit 99.1              Joint Press Release, dated May 14,
                                            2001 issued by the Company and
                                            First Liberty Bank Corp.
                                            (incorporated by reference to the
                                            filing made by the Company with the
                                            Securities and Exchange Commission
                                            on May 14, 2001 pursuant to Rule 425
                                            promulgated under the Securities Act
                                            of 1933, as amended).


                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                            COMMUNITY BANK SYSTEM, INC.

                            By:    /S/ SANFORD A. BELDEN
                                   ------------------------------
                                   Name:  Sanford A. Belden
                                   Title:  President and Chief Executive Officer

Dated:  May 29, 2001


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